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                                   EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-4208, No. 33-15204, No. 33-21655, No. 33-28842, and
No. 33-58194) pertaining to the VECTRA Technologies, Inc. 1988 Stock Option Plan and the VECTRA Technologies, Inc. Stock Option Plan of our report dated March 24, 1997, with respect to the consolidated financial statements and schedule of VECTRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                               ERNST & YOUNG LLP


San Francisco, California
March 28, 1997


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